     Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS OF HAMILTON

BANCORP, INC. AND FRATERNITY COMMUNITY BANCORP, INC.

On May 13, 2016, Hamilton Bancorp, Inc. (the “Company”), acquired Fraternity Community Bancorp, Inc. (“Fraternity Community Bancorp”). The following unaudited pro forma combined condensed statement of financial condition at March 31, 2016 and unaudited pro forma condensed combined statement of operations for the year ended March 31, 2016, illustrate the pro forma effect of the merger of Fraternity Community Bancorp with and into the Company (the “Fraternity Acquisition”).

The unaudited pro forma condensed combined statement of financial condition gives the effect of the Fraternity Acquisition based on the historical statements of financial condition of the Company and Fraternity Community Bancorp at March 31, 2016, as if it occurred on that date. The Company's statement of financial condition information was derived from its audited statement of financial condition at March 31, 2016 that was included as part of the Company’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on June 29, 2016. The statement of financial condition information for Fraternity Community Bancorp was derived from its audited statement of financial condition at December 31, 2015 that is included as part of Exhibit 99.1 to this Current Report on Form 8-K/A, as amended (this “Report”). The pro forma adjustments are described in the accompanying notes presented on the following pages.

The unaudited pro forma condensed combined statement of operations for the Company and Fraternity Community Bancorp for the year ended March 31, 2016 gives the effect of the merger of Fraternity Community Bancorp with and into the Company as if it had occurred on April 1, 2015. The historical results of the Company were derived from its audited consolidated financial statement of operations for the year ended March 31, 2016 that are included as part of the Company’s Annual Report on form 10-K for the year then ended, filed on June 29, 2016 with the Securities and Exchange Commission. The historical results of Fraternity Community Bancorp were derived from its audited consolidated statement of operations for the year ended December 31, 2015 that is included as part of Exhibit 99.1, hereto. The adjustments for the unaudited pro forma combined condensed statement of operations for the year ended March 31, 2016 were prepared assuming the merger of Fraternity Community Bancorp into the Company was completed on April 1, 2015, respectively. The pro forma adjustments are described in the accompanying notes presented on the following pages.

As required by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805-Business Combinations, we have used the acquisition method of accounting and adjusted the acquired assets and liabilities of Fraternity Community Bancorp to fair value as of the statement of condition date. Under this method, we recorded Fraternity Community Bancorp’s assets and liabilities as of May 13, 2016, the date of the acquisition, at their respective fair values and added them to those of the Company. We recorded in goodwill any difference between the purchase price for Fraternity Community Bancorp and the fair value of the identifiable net assets acquired (including core deposit intangibles); however, these are subject to change for a one-year period if material information which existed at the acquisition date previously unknown becomes known. Accordingly, the unaudited pro forma adjustments, including the allocation of the purchase price, are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed consolidated financial information. We will not expense the amortization of the goodwill that results from the acquisition, if any, but will review it for impairment at least annually. To the extent there is an impairment of the goodwill, we will expense the impairment. We will amortize to expense core deposit and other intangibles with definite useful lives that we record in conjunction with the merger. Financial statements that the Company issues after the acquisition will reflect the results attributable to the acquired operations of Fraternity Community Bancorp beginning on May 13, 2016, the date of completion of the acquisition.

In connection with the acquisition, the Company incurred certain transactional and other acquisition costs and is currently working to consolidate the operations of Fraternity Community Bancorp. We have not included any of the costs incurred or projected after March 31, 2016 into the combined condensed pro forma financial statements that follow. We continue to assess the two companies’ personnel, benefit plans, premises, equipment, computer systems and service contracts to determine where we may take advantage of redundancies and any operating efficiencies that may be identified. We will record any additional cost associated with such decisions as incurred and have not included them in the pro forma adjustments to the pro forma consolidated statement of operations. We also have not included any potential operational or other savings in the pro forma consolidated statement of operations and there are no assurances that we will realize these savings in the future.

We have provided the unaudited pro forma information for information purposes only. THE PRO FORMA FINANCIAL INFORMATION PRESENTED IS NOT NECESSARILY INDICATIVE OF THE ACTUAL RESULTS THAT WE WOULD HAVE ACHIEVED HAD WE CONSUMMATED THE ACQUISITION ON THE DATES OR AT THE BEGINNING OF THE PERIODS PRESENTED, AND IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. You should read the unaudited pro forma financial information in conjunction with notes thereto and the audited consolidated financial statements and the notes thereto of the Company and Fraternity Community Bancorp. Actual results may be materially different than the pro forma data presented.

We have made certain reclassification adjustments to the pro forma financial statements to conform to Hamilton Bancorp’s financial statement presentation.

Unaudited Pro Forma Combined Condensed Statement of Financial Condition
As of March 31, 2016*

		Fraternity		Pro forma
	Hamilton	Community		Merger		Pro Forma
	Bancorp, Inc.	Bancorp, Inc.	Combined	Adjustments		Combined

ASSETS
Cash and due from banks	$4,182,952	$645,659	$4,828,611	$-		$4,828,611
Interest-bearing deposits in other banks	63,265,584	14,550,399	77,815,983	(25,704,871)	(A)	52,111,112
Cash and cash equivalents	67,448,536	15,196,058	82,644,594	(25,704,871)		56,939,723
Certificates of deposit held as investments	3,968,229	-	3,968,229	-		3,968,229
Investment securities	70,484,400	17,570,712	88,055,112	-		88,055,112
Federal Home Loan stock, at cost	1,042,500	782,600	1,825,100	-		1,825,100
Loans held for sale	259,450	-	259,450	-		259,450
Loans and leases, net of unearned income	221,859,056	108,872,041	330,731,097	(310,544)	(B)	330,420,553
Allowance for loan losses	(1,702,365)	(1,550,000)	(3,252,365)	1,550,000	(C)	(1,702,365)
Net loans	220,156,691	107,322,041	327,478,732	1,239,456		328,718,188
Premises and equipment, net	3,960,474	691,095	4,651,569	78,711	(D)	4,730,280
Foreclosed real estate	443,015	-	443,015	-		443,015
Accrued interest receivable	948,166	376,689	1,324,855	-		1,324,855
Bank-owned life insurance	12,709,908	5,058,041	17,767,949	-		17,767,949
Deferred income taxes	2,353,141	1,470,177	3,823,318	(410,377)	(I)	3,412,941
Core deposit intangible	618,300	-	618,300	242,020	(E)	860,320
Goodwill	6,767,811	-	6,767,811	3,147,441	(K)	9,915,252
Other assets	1,755,934	2,500,976	4,256,910	-		4,256,910
TOTAL ASSETS	$392,916,555	$150,968,389	$543,884,944	$(21,407,620)		$522,477,324

LIABILITIES
Noninterest-bearing deposits	$19,747,437	$1,242,187	$20,989,624	$-		$20,989,624
Interest-bearing deposits	294,246,214	107,648,792	401,895,006	1,098,131	(F)	402,993,137
Total deposits	313,993,651	108,890,979	422,884,630	1,098,131		423,982,761
Borrowings	14,805,237	15,000,000	29,805,237	793,537	(G)	30,598,774
Advances by borrowers for taxes and insurance	1,079,794	1,310,437	2,390,231	-		2,390,231
Other liabilites	1,493,290	2,467,685	3,960,975	-		3,960,975
TOTAL LIABILTIES	331,371,972	127,669,101	459,041,073	1,891,668		460,932,741

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common stock	34,136	13,765	47,901	(13,765)	(A)	34,136
Additional paid in capital	31,242,731	12,526,375	43,769,106	(12,526,375)	(A)	31,242,731
Retained earnings	32,659,455	11,119,821	43,779,276	(11,119,821)	(A)	32,659,455
Unearned ESOP shares	(2,369,920)	(740,600)	(3,110,520)	740,600	(A)	(2,369,920)
Accumulated other comprehensive loss	(21,819)	379,927	358,108	(379,927)		(21,819)
TOTAL SHAREHOLDERS' EQUITY	61,544,583	23,299,288	84,843,871	(23,299,288)		61,544,583

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$392,916,555	$150,968,389	$543,884,944	$(21,407,620)		$522,477,324

PER SHARE DATA
Common shares outstanding	3,413,646	1,376,503	4,790,149	(1,376,503)		3,413,646

Book value per common share	$18.03	$16.93	$17.71			$18.03
Tangible book value per common share	$15.87	$16.65	$16.10			$14.88

*	Assumed date of Fraternity Community Bancorp acquisition for pro forma combined condensed balance sheet is March 31, 2016.

Unaudited Pro Forma Combined Condensed Statement of Operations
For the year ended March 31, 2016*

Fraternity	Pro forma
Hamilton	Community	Merger	Pro Forma
Bancorp, Inc.	Bancorp, Inc.	Combined	Adjustments	Combined
INTEREST REVENUE
Interest and fees on loans	$9,644,443	$5,190,631	$14,835,074	$92,253	(B)	$14,927,327
Interest and dividends on securities	1,577,643	620,555	2,198,198	-	2,198,198
Other interest income	96,433	46,857	143,290	-	143,290
Total interest income	11,318,519	5,858,043	17,176,562	92,253	17,268,815

INTEREST EXPENSE
Deposits	1,742,294	1,155,942	2,898,236	(494,945)	(F)	2,403,291
Borrowings	101,100	616,302	717,402	(418,150)	(G)	299,252
Total Interest Expense	1,843,394	1,772,244	3,615,638	(913,095)	2,702,543

NET INTEREST INCOME	9,475,125	4,085,799	13,560,924	1,005,348	14,566,272
Provision for loan losses	440,000	-	(H)	440,000	-	440,000
Net interest income after provision for loan losses	9,035,125	4,085,799	13,120,924	1,005,348	14,126,272

NONINTEREST INCOME
Service charges	383,289	-	383,289	-	383,289
Gain on sale of securities	271,559	9,523	281,082	-	281,082
Gain on sale of loans held for sale	44,831	27,441	72,272	-	72,272
Gain on sale of property and equipment	407,188	-	407,188	-	407,188
Loss on sale of foreclosed property	-	(10,386)	(10,386)	(10,386)
Earnings on bank-owned life insurance	349,938	153,345	503,283	-	503,283
Other operating income	97,703	6,947	104,650	-	104,650
Total noninterest income	1,554,508	186,870	1,741,378	-	1,741,378

NONINTEREST EXPENSE
Compensation and benefits	5,218,611	2,231,890	7,450,501	-	7,450,501
Occupancy and equipment	1,097,543	512,367	1,609,910	2,624	(D)	1,612,534
Amortization of core deposit intangible	62,573	-	62,573	30,253	(E)	92,826
Advertising	138,791	-	138,791	-	138,791
Legal fees	162,917	302,884	465,801	-	465,801
Other professional fees	383,125	145,137	528,262	-	528,262
Merger related expenses	899,606	-	899,606	-	899,606
Data processing fees	585,825	456,559	1,042,384	-	1,042,384
Deposit insurance premiums	227,112	120,548	347,660	-	347,660
Foreclosed real estate expense	17,157	-	17,157	-	17,157
Other operating expense	1,467,298	634,185	2,101,483	-	2,101,482
Total noninterest expense	10,260,558	4,403,570	14,664,128	32,877	14,697,004

INCOME BEFORE INCOME TAXES	329,075	(130,901)	198,174	972,471	1,170,646
Income tax expense (benefit)	421,691	(51,647)	370,044	383,591	(J)	753,635
NET INCOME	$(92,616)	$(79,254)	$(171,870)	$588,880	$417,011

NET INCOME PER COMMON SHARE
Basic	$(0.03)	$(0.03)	$(0.05)	$0.19	$0.13
Diluted	$(0.03)	$(0.03)	$(0.05)	$0.19	$0.13

*	Assumed date of Fraternity Community Bancorp acquisition for pro forma combined condensed statement of operations presented is April 1, 2015.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(A)

Shareholders of Fraternity Community Bancorp received a cash payment equal to nineteen dollars and twenty-five cents ($19.25) for each share of Fraternity Community Bancorp common stock held as of the acquisition date, or approximately $25.7 million in the aggregate.

(B)	Mark-to-market adjustment to reflect the fair value of Fraternity Community Bancorp’s loan portfolio including:

●

An adjustment of $2.5 million to increase the fair values of performing loans based on current interest rates of similar loans. We will recognize this adjustment using the level yield amortization method based upon the expected life of the loans. We expect this adjustment will decrease pro forma before tax interest income by approximately $614 thousand for the year ended March 31, 2016.

●

An adjustment of $370 thousand to decrease the fair value of nonperforming loans accounted for within the scope of ASC 310-30 which will result in future accretion associated with this amount. An additional adjustment of $2.4 million is recorded for estimated future credit losses on the performing loans. To determine the fair value of the loans within the scope of ASC 310-20, Hamilton Bank’s management and independent loan review personnel evaluated Fraternity Community Bancorp’s loan portfolio and considered the risk characteristics within various pools of loans within the remaining loan portfolio. This review included payment history, concentrations, quality of underwriting and economic weaknesses. We will recognize this credit quality adjustment using a level yield analysis. We anticipate this adjustment will increase pro forma before tax interest income by approximately $708 thousand for the year ended March 31, 2016.

(C)	Reversal of the Fraternity Community Bancorp allowance for loan losses of $1.55 million in accordance with acquisition method of accounting for the Fraternity Acquisition.

(D)

Mark-to-market adjustment to reflect the fair value of Fraternity Community Bancorp’s owned real property, based on preliminary valuations performed by an independent appraisal firm. The increased valuation attributable to the buildings will be depreciated on a straight line basis over the life of the building. The unaudited pro forma condensed combined statement of operations impact for the depreciation expense would have resulted in increases to occupancy expenses of $3 thousand for the year ended March 31, 2016.

(E)

Adjustment of $242 thousand to record the core deposit intangible which reflects the estimated fair value of this asset and related amortization. The related amortization adjustment is based upon a straight-line method over an expected life of approximately 8 years. The adjustment is expected to increase pro forma before tax noninterest expense $30 thousand for the year ended March 31, 2016.

(F)

Adjustment of $1.1 million to reflect the fair values of interest bearing time deposit liabilities based on current interest rates for similar instruments. We will recognize this adjustment using a level yield amortization method based upon the maturities of the deposit liabilities. We expect this adjustment will decrease pro forma before tax interest expense by $495 thousand the year ended March 31, 2016.

(G)

Adjustment of $794 thousand to reflect the fair value of interest-bearing FHLB borrowings based on current interest rates for similar instruments. The adjustment will be recognized using an amortization method based upon the estimated maturities of the borrowings. The adjustment is expected to decrease pro forma before tax interest expense by approximately $418 thousand for the year ended March 31, 2016.

(H)

We have not included any provision for loan losses during the periods presented for loans acquired from Fraternity Community Bancorp. In accordance with accounting for business combinations under ASC 805, we included the credit losses evident in the loans in the determination of the fair value of loans at the date of acquisition and eliminated the allowance for loan losses maintained by Fraternity Community Bancorp at acquisition date.

(I)	An adjustment to record the deferred tax impact of $410 thousand on many of the other adjustments listed above.

(J)	Adjustment to reflect the statutory tax rate of 39.445% for book tax expense. We have not taken a tax benefit for certain merger obligations and cost that we do not consider tax deductible.

(K)

The following table presents the preliminary allocation of the consideration paid to the acquired assets and assumed liabilities in the Fraternity Acquisition as of the acquisition date. The tax effects of adjustments were calculated based on the statutory rate (39.45%) in effect during the periods for which the pro forma statements of operations were presented. The preliminary allocation results in goodwill of $3.1 million.

Summary of Goodwill Resulting from May 13, 2016 Acquisition Date

Cash consideration		$25,704,871

Fraternity Community Bancorp common shareholders' equity at May 13, 2016	$23,299,288

Estimated adjustments to reflect assets acquired at fair value:
Loans	(310,544)
Allowance for loan losses	1,550,000
Premises and equipment	78,711
Deferred tax asset	(410,377)
Core deposit intangible	242,020

Estimated adjustments to reflect liabilities asssumed at fair value:
Interest-bearing deposits	(1,098,131)
Borrowings	(793,537)

Net assets acquired at estimated fair value		$22,557,430

Goodwill resulting from acquisition		$3,147,441